UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2013

Griffin Capital Net Lease REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54377

MD	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2121 Rosecrans Avenue, Suite 3321 El Segundo, CA 90245

(Address of principal executive offices, including zip code)

3106065900

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On February 21, 2013, Griffin Capital Corporation, the sponsor of Griffin Capital Net Lease REIT, Inc. (the “Registrant”), issued a press release disclosing the acquisition of the Boeing property which is described below in Item 8.01. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 8.01.	Other Events

Draw on Restated KeyBank Credit Agreement

In connection with the acquisition of the Boeing property described below, the Registrant drew down an additional $6.6 million (the “Facility Draw”) in debt, pursuant to that certain Amended and Restated Credit Agreement, as amended, with a syndicate of lenders, under which KeyBank National Association (“KeyBank”) serves as administrative agent (the “Restated KeyBank Credit Agreement”). The Facility Draw will bear interest at a rate of approximately 3.0%. The total amount drawn pursuant to the Restated KeyBank Credit Agreement is now approximately $151.8 million. Pursuant to a joinder agreement by a special purpose entity wholly-owned by the Registrant’s operating partnership that holds title to the Boeing property (the “Boeing SPE”) in favor of KeyBank as administrative agent, the Boeing property now serves as additional collateral for the Restated KeyBank Credit Agreement, which security is evidenced by a mortgage on the Boeing property, and the Boeing SPE now serves as an additional borrower.

Acquisition of Boeing Property

On February 15, 2013, the Registrant acquired a three-story office facility consisting of approximately 70,100 rentable square feet located in Renton, Washington (the “Boeing property”) from an unaffiliated third party. The Boeing property is leased in its entirety to The Boeing Company pursuant to two separate leases with remaining terms of approximately 4.5 years upon the Registrant’s acquisition, expiring in July 2017 and August 2017, respectively. The property is occupied by Boeing Capital Corporation (approximately 55,000 square feet), The Ed Wells Partnership (approximately 10,000 square feet), and Boeing Travel (approximately 5,000 square feet). The purchase price for the Boeing property was $12 million, plus closing costs. The purchase price was partially funded with the Facility Draw. The remaining purchase price, acquisition fees and expenses earned by and paid to the Registrant’s advisor, and third-party closing costs, net, were funded with $5.79 million of proceeds from the Registrant’s public offering.

The Registrant’s advisor earned and was paid $300,000 in acquisition fees, plus reimbursement of $60,000 in acquisition expenses in connection with the acquisition of the Boeing property.

The Boeing Company (NYSE: BA) is one of the world’s leading aerospace companies and is the parent company of Boeing Capital Corporation, the primary occupant of the Boeing property. The Boeing Company was ranked 29th on the Fortune 500 list in 2012 and has an “A” rating from Standard and Poor’s. Boeing Capital Corporation, a wholly-owned subsidiary of the Boeing Company, provides financing services to clients that purchase Boeing aircraft. The Ed Wells Partnership is a joint program between The Boeing Company and the Society of Professional Engineering Employees in Aerospace (“SPEEA”) that provides mentoring and career counseling services to members of SPEEA. Boeing Travel is The Boeing Company’s internal travel agency group that provides travel services to employees of The Boeing Company.

The Boeing property is located in Renton, Washington. Renton is a suburb of Seattle and is located approximately 15 miles south of the Seattle Central Business District, adjacent to Interstate 5 and Interstate 405. The Boeing property is located within proximity of The Boeing Company’s 737 assembly plant and Longacres campus which formerly served as The Boeing Company’s global headquarters prior to the relocation to Chicago in 2001.

The Boeing property serves as headquarters for Boeing Capital Corporation and is home to the division’s top executives. The Boeing Company has continuously leased the Boeing property since 1998 and signed a five-year extension of the two leases in 2012. In addition, the Boeing property’s close proximity to The Boeing Company’s 737 assembly plant and Longacres campus is beneficial to Boeing Capital Corporation’s financing activities and provides clients of Boeing Capital Corporation with an efficient option to inspect products for purchase and discuss financing options in the same trip.

The Boeing property is leased pursuant to two full service gross leases. Under the Boeing leases, as amended, the Boeing Company is responsible for paying all building and property expenses, including repairs and maintenance, that exceed the operating expenses paid by the landlord in 2012 (the “Base Year Expense Stop”). The landlord is responsible for paying all building and property expenses, including repairs and maintenance, up to the Base Year Expense Stop level. The Boeing leases also contain a five percent cap on operating expense increases (excluding taxes, insurance, janitorial and utilities). The Boeing leases each have a remaining term of approximately 4.5 years, expiring in July (59,987 square feet) and August 2017 (10,114 square feet), respectively. The combined rent schedule for the remaining term of the leases is as follows:

Month Commencing	Approximate Annual Base Rent (aggregate)	$/Square Foot
August 2012	$1,472,000	$21.00
August 2013	$1,507,000	$21.50
August 2014	$1,542,000	$22.00
August 2015	$1,577,000	$22.50
August 2016	$1,612,000	$23.00

The implied initial capitalization rate for the Boeing property is approximately 7.8%. The estimated going-in capitalization rate is determined by dividing the projected net operating income for the first fiscal year the Registrant owns the property by the acquisition price (exclusive of closing and offering costs). The net operating income is calculated by totaling the sum of all the revenues from the tenants including base rental revenue, telecom revenue and expense reimbursement revenue then deducting the total of all the property expenses including utilities, insurance, real estate taxes, repairs and maintenance and all property operating expenses. The projected net operating income includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that the tenants will perform its obligations under its lease agreements during the next 12 months.

The GC Net Lease REIT Property Management, LLC, an affiliate of the Registrant, will be responsible for managing the Boeing property and will be paid management fees in an amount of 3% of the gross monthly revenues collected from the Boeing property. The GC Net Lease REIT Property Management, LLC has hired an unaffiliated third party to manage the day-to-day operations and will pay such third party a portion of the management fees paid by the Registrant, unless such management fee can be recovered by the tenant.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1        Griffin Capital Net Lease REIT, Inc. Press Release dated February 21, 2013

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Net Lease REIT, Inc.

Date: February 21, 2013	By:	/s/ Joseph E. Miller
Joseph E. Miller
Chief Financial Officer